FORM 8-K

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

(Mark One)

Date of Report
July 8, 2002

BAB, Inc.

(Name of small business issuer in its charter)

Delaware	Commission file number	36-4389547
(State or other jurisdiction of incorporation or organization)	0-31555	(I.R.S. Employer Identification No.)

8501 West Higgins Road, Suite 320, Chicago, Illinois 60631

(Address of principal executive offices) (Zip Code)

Issuer's telephone number (773) 380-6100

Item 1. Changes in Control of Registrant	Not Applicable

Item 2. Acquisition or disposition of Assets	Not Applicable

Item 3. Bankruptcy or Receivership	Not Applicable

Item 4. Changes in Registrant's Certifying Accountant	Not Applicable

Item 5. Other Events

On June 30, 2002, BAB INC. ("Company")  in a private transaction purchased 345,010 shares of Company stock owned by Bruno Guazzoni, representing beneficial ownership of 15.5% of the total outstanding shares of the Company.

Item 6. Resignations of Registrant's Directors	Not Applicable

Item 7. Financial Statements and Exhibits	Not Applicable

Item 8. Change in Fiscal Year	Not Applicable

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAB, Inc.
(Registrant)
/s/ Michael W. Evans
July 8, 2002	(Signature)
(Date)	Michael W. Evans, Chief Executive Officer